Exhibit 12.1

Computation of Ratios

CarrAmerica Realty Corporation

Calculation of Earnings:	3 Months Ended March 31, 2004	2003	2002	2001	2000	1999
Income from continuing operations before income taxes, minority interest, and gain on sale of properties and impairment losses on real estate	17,022	72,369	84,365	77,350	117,909	104,947
Less: Equity in earnings	(1,998)	(7,034)	(7,188)	(9,322)	(7,596)	(5,167)
Add: Gain (loss) on sale of properties and impairment losses on real estate	(10)	(3,095)	13,156	2,964	55,047	55,453

Income from continuing operations before income taxes, adjustment for minority interest and income from equity investees	15,014	62,240	90,333	70,992	165,360	155,233

Additions:
Fixed Charges
Interest expense	26,341	104,492	99,018	83,676	98,835	89,057
Capitalized interest	176	1,696	3,274	6,221	12,367	26,485

	26,517	106,188	102,292	89,897	111,202	115,542

(1) Amortization of capitalized interest	2,398	2,394	2,352	2,270	2,114	1,805
(2) Distributed income of equity investees	1,998	7,034	7,188	9,322	7,596	5,167

Subtractions:
Capitalized interest	(176)	(1,696)	(3,274)	(6,221)	(12,367)	(26,485)

Adjusted Earnings	45,751	176,160	198,891	166,260	273,905	251,262

Fixed Charges (from above)	26,517	106,188	102,292	89,897	111,202	115,542

Ratio of Earnings to Fixed Charges	1.73	1.66	1.94	1.85	2.46	2.17

(1)	Represents an estimate of capitalized interest costs based on the Company's established depreciation policy and an analysis of interest costs capitalized since 1996 (the year in which CarrAmerica began significant development activity).

(2)	Represents an estimate of distributed income. Amount is based upon equity in earnings for each period due to the fact that distributions exceeded equity in earnings for each period.

Exhibit 12.1

Computation of Ratios

CarrAmerica Realty Operating Partnership, L.P

Calculation of Earnings:	3 Months Ended March 31, 2004	2003	2002	2001	2000	1999
Income from continuing operations before income taxes, minority interest, and gain on sale of properties and impairment losses on real estate	17,022	72,369	84,365	77,350	117,909	104,947
Less: Equity in earnings	(1,998)	(7,034)	(7,188)	(9,322)	(7,596)	(5,167)
Add: Gain (loss) on sale of properties and impairment losses on real estate	(10)	(3,095)	13,156	2,964	55,047	55,453

Income from continuing operations before income taxes, adjustment for minority interest and income from equity investees	15,014	62,240	90,333	70,992	165,360	155,233

Additions:
Fixed Charges
Interest expense	26,341	104,492	99,018	83,676	98,835	89,057
Capitalized interest	176	1,696	3,274	6,221	12,367	26,485

	26,517	106,188	102,292	89,897	111,202	115,542

(1) Amortization of capitalized interest	2,398	2,394	2,352	2,270	2,114	1,805
(2) Distributed income of equity investees	1,998	7,034	7,188	9,322	7,596	5,167

Subtractions:
Capitalized interest	(176)	(1,696)	(3,274)	(6,221)	(12,367)	(26,485)

Adjusted Earnings	45,751	176,160	198,891	166,260	273,905	251,262

Fixed Charges (from above)	26,517	106,188	102,292	89,897	111,202	115,542

Ratio of Earnings to Fixed Charges	1.73	1.66	1.94	1.85	2.46	2.17

(1)	Represents an estimate of capitalized interest costs based on the Company's established depreciation policy and an analysis of interest costs capitalized since 1996 (the year in which CarrAmerica began significant development activity).

(2)	Represents an estimate of distributed income. Amount is based upon equity in earnings for each period due to the fact that distributions exceeded equity in earnings for each period.

Exhibit 12.1

Computation of Ratios

CarrAmerica Realty, L.P.

Calculation of Earnings:	3 Months Ended March 31, 2004	2003	2002	2001	2000	1999
Income from continuing operations before income taxes, minority interest, and gain on sale of properties and impairment losses on real estate	4,080	19,526	19,483	11,336	16,112	24,692
Less: Equity in earnings	(424)	(2,264)	(3,138)	(3,653)	(1,251)	(8)
Add: Gain (loss) on sale of assets and other provisions, pre-tax	7	(427)	(1,009)	(7,435)	24,921	3,804

Pre-tax income from continuing operations before adjustment for minority interest and income from equity investees	3,663	16,835	15,336	248	39,782	28,488

Additions:
Fixed Charges
Interest expense	2,401	9,825	14,628	19,185	27,567	20,545
Capitalized interest	—	—	196	761	2,341	5,177
Amortized discounts or premium on debt	—	—	—	—	—	—
Deferred financing costs	6	42	59	54	54	54

	2,407	9,867	14,883	20,000	29,962	25,776

(1) Amortization of capitalized interest	102	407	407	416	394	335
(2) Distributed income of equity investees	424	2,264	3,138	3,653	1,251	8

Subtractions:
Capitalized interest	—	—	(196)	(761)	(2,341)	(5,177)

Adjusted Earnings	6,596	29,373	33,568	23,556	69,048	49,430

Fixed Charges (from above)	2,407	9,867	14,883	20,000	29,962	25,776

Ratio of Earnings to Fixed Charges	2.74	2.98	2.26	1.18	2.30	1.92

(1)	Represents an estimate of capitalized interest costs based on the Company's established depreciation policy and an analysis of interest costs capitalized since 1996 (the year in which CarrAmerica began significant development activity).

(2)	Represents an estimate of distributed income. Amount is based upon equity in earnings for each period due to the fact that distributions exceeded equity in earnings for each period.